EXHIBIT 15.1

         The Board of Directors
         Eckerd Corporation and Subsidiaries:



         RE: Registration Statement on Form S-3 (No. 33-50223) Registration Statement on Form S-8 (No. 33-49977) Registration Statement on Form S-8 (No. 33-50755) Registration Statement on Form S-3 (No. 33-56261) Registration Statement on Form S-8 (No. 33-60175)

         With respect to the above referenced registration statements, we acknowledge our awareness of the incorporation by reference therein of our report dated June 14, 1996 related to our review of interim financial information, which report was included in the Form 10-Q of Eckerd Corporation and Subsidiaries for the thirteen weeks ended May 4, 1996.

         Pursuant to Rule 436(c) under the Securities Act of 1933, such report is not considered a part of a registration statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.



                              KPMG PEAT MARWICK LLP


         Tampa, Florida
         June 14, 1996